UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 17, 2026
EXAGEN INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39049	20-0434866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1261 Liberty Way
Vista, CA 92081
(Address of principal executive offices) (Zip Code)
(760) 560-1501
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XGN	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 17, 2026, Ana Hooker notified the Board of Directors (the “Board”) of Exagen Inc. (the “Company”) of her decision to resign as member of the Board, including all committees thereof, effective April 17, 2026 ("Effective Time"). Ms. Hooker was a member of the Audit Committee and chair of the Nominating and Corporate Governance Committee. Her decision to resign was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The size of the Board was decreased from eight (8) members to seven (7) members, effective as of the Effective Time.
As of the Effective Time, following the resignation described above, the Committees of the Board will be as follows:

Name of Director	Audit	Compensation	Nominating and Corporate Governance
Paul Kim †	X	X
Scott D. Kahn, Ph.D.		X	C
Tina S. Nova, Ph.D.
Bruce C. Robertson, Ph.D.		X	X
Frank Stokes †	C		X
Charles McKhann	X	C

C    Committee Chairman
†    Financial Expert
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXAGEN INC.

Date: April 23, 2026	By:	/s/ Jeffrey G. Black
Jeffrey G. Black
Chief Financial Officer